AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2000
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                       3577                         94-1517641
(State or other juris-           (Primary Standard              (I.R.S. Employer
diction of incorporation     Industrial Classification           Identification
     or organization)               Code Number)                     Number)

                             4550 NORRIS CANYON ROAD
                            SAN RAMON, CA 94583-1369
                                 (925) 355-2000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 TIMOTHY J. REPP
               CHIEF FINANCIAL OFFICER AND VICE PRESIDENT, FINANCE
                             4550 NORRIS CANYON ROAD
                            SAN RAMON, CA 94583-1369
                                 (925) 355-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ___________

                                   Copies to:

                             CHRISTOPHER A. WESTOVER
                                JODIE M. BOURDET
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                   ___________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following: ___X___.

     If this Form is filed to register additional securities for an offering Pursuant to Rule 462(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) Under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering: _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: _______.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, Check the following: _______.

================================================================================
                         CALCULATION OF REGISTRATION FEE

 Title of Class                 Proposed Maximum  Proposed Maximum     Amount of
 of Securities    Amount to be   Offering Price       Aggregate     Registration
to be Registered   Registered     per Share(1)    Offering Price(1)       Fee
----------------  ------------  ----------------  ----------------  ------------

Common  Stock,
par value $0.001    316,101      $         10.34       $  3,268,484  $    653.70
per share           shares
================================================================================

     (1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices of the common stock on the Nasdaq National Market on September 26, 2000.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section  8  (a),  may  determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT CONTAINING THIS PROSPECTUS THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                              SUBJECT TO COMPLETION
                              (SEPTEMBER 27, 2000)

                                    SBE, INC.

                                 316,101 SHARES

                                  COMMON STOCK

THE SELLING STOCKHOLDERS:       The  selling  stockholders  identified  in  this
                                prospectus are selling 316,101 shares of our common stock. We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders

OFFERING PRICE:                 The selling stockholders may sell  the shares of
                                common stock described in this prospectus in a number of different ways and at varying prices.
                                We provide more information about how they may sell their shares in the section titled "Plan of Distribution" on page 12.

TRADING MARKET:                Our common stock is listed on the Nasdaq National
                               Market under the symbol "SBEI." On September 26,
                               2000, the closing sale price of our common stock as reported on the Nasdaq National Market, was $10.34.

RISKS: INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

     The shares offered or sold under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 27, 2000

                               PROSPECTUS SUMMARY

     The following is a summary of our business. You should carefully read the section entitled "Risk Factors" in this prospectus, our Annual Report on Form 10-K for the year ended October 31, 1999 and our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000, April 30, 2000, and July 31, 2000 for more information on our business and the risks involved in investing in our stock.

    In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans" and similar expressions. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The sections entitled "Risk Factors" beginning on page 6 of this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our Annual Report and Quarterly Report contain a discussion of some of the factors that could contribute to those differences.

                                  OUR BUSINESS
OVERVIEW

     SBE designs, markets, sells and supports high-speed intelligent communications controller and software products for use in telecommunications systems worldwide. Our products enable both traditional telecommunications service providers and emerging telecommunications service providers to deliver advanced communications products and services, which we believe help these providers compete more effectively in today's highly competitive telecommunications service market

     We offer three families of high-speed  communications  controller products:
Highwire , WanXL and VMEbus. All of our products are "intelligent," containing their own microprocessors, software and memory. This architecture allows these communications controllers to offload many of the lower-level communications tasks that would typically be performed by the host platform, improving overall system performance. All three product lines are supported by communications software developed by us and a variety of third party partners. All of our products are sold primarily to original equipment manufacturers, or OEMs, that incorporate our products into computer servers that are used to manage wireless, wireline and Internet communications. These products are often customized for a specific customer's application, and they support applications in a broad spectrum of industrial and commercial markets.

     Our newest product line is our Highwire family of telecommunications controllers. The Highwire family provides high bandwidth intelligent connectivity to servers designed to act as gateways and signaling points within telecommunication networks. The Highwire coprocessing controllers enable operators of wireline and wireless networks to deliver services such as caller identification, voice messaging and customized routing and billing, as well as digital wireless services such as Personal Communications Systems (PCS) and Global System for Mobile Telecommunications (GSM). The Highwire products are designed for integration with standard server platforms to enable traditional carriers and new telecommunications service providers to pursue cost-reduced and performance-enhanced network architectures based on Internet Protocol (IP), Asynchronous Transfer Mode (ATM) or other "packet" technologies. We are focusing substantial resources on the continued development, marketing and sales activities for our Highwire products.

     Our WanXL products are designed to move data between locations within applications that require high-performance and high-speed communications capability, such as financial data feeds, private network services and video feeds. Our VMEbus products are designed for industrial applications requiring high reliability, like financial feeds and private network services, and are used in wireline, wireless and satellite-based communications networks.

RECENT  ACQUISITION

     In July 2000, we acquired all of the outstanding shares of LAN Media Corporation, a provider of communications adapter products, in exchange for 316,101 shares of our common stock. We also assumed outstanding options to purchase common stock of LAN Media. Such options are exercisable for up to 108,899 shares of our common stock. For financial reporting purposes, it is intended that the LAN Media acquisition be accounted for as a "pooling of interests."
                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

     WE DEPEND AND EXPECT TO REMAIN DEPENDENT ON A SMALL NUMBER OF CUSTOMERS, WHICH CAUSES OUR RESULTS TO FLUCTUATE.

     We depend, and expect to remain dependent, on a small number of OEM customers, particularly Compaq Computer Corporation. If any of our major customers, especially Compaq, reduces orders for our products, we could lose revenues and suffer damage to our business reputation. Sales to Compaq Computer accounted for 73% of our net sales in the nine months ended July 31, 2000 and 70%, 49% and 35% of our net sales in fiscal 1999, 1998 and 1997. Orders by our OEM customers are affected by factors such as new product introductions, product life cycles, inventory levels, manufacturing strategy, contract awards, competitive conditions and general economic conditions.

OUR QUARTERLY RESULTS OF OPERATIONS WILL FLUCTUATE AND MAY FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, CAUSING OUR STOCK PRICE TO FALL.

     Our quarterly operating results have fluctuated significantly in the past and will fluctuate significantly in the future. We generally do not operate with a significant order backlog, and a substantial portion of our revenues in any quarter is derived from orders booked in that quarter. Further, it is likely that in some future quarter our revenues or operating results will be below the expectations of public market analysts and investors. In such event, the price of our common stock is likely to decrease. Our operating results fluctuate due to several factors, including:

     -- variations in the timing and size of, or cancellations or reductions of, customer orders and shipments;

     -- variations in the availability, cost and quality of components from our suppliers, particularly from our single source suppliers and suppliers of scarce components;

     -- competitive factors, including pricing, availability and demand for competing products;

     -- constraints on our ability to have our products manufactured by, and variations in manufacturing yields from, current and future manufacturing partners;

     -- changes  in  our  sales  prices;

     -- changes  in  the  mix  of  products  with  different  gross  margins;

     -- write offs  of  our  component  inventories  due  to  obsolescence;

     -- hiring and loss of personnel, particularly in engineering and sales and marketing;

     -- failure  to  timely  or  successfully  complete  the  integration of LAN
        Media's operations  with  ours;  and

     -- product defect claims and associated warranty expenses.

IF OUR HIGHWIRE FAMILY OF PRODUCTS DOES NOT ACHIEVE A SIGNIFICANT DEGREE OF MARKET ACCEPTANCE, OUR BUSINESS WILL BE SIGNIFICANTLY HARMED.

     Since late 1998, we have focused a significant portion of our research and development, marketing and sales efforts on our new Highwire products. If the Highwire products or other new products developed by us do not gain market acceptance, our results of operations and financial condition would be harmed. These products are designed to operate in communications service equipment in wireline, wireless and Internet networks. These networks are complex and are evolving rapidly. Features that our products do not have may become desirable or become product requirements and could prevent potential customers from using our products.

IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE LAN MEDIA'S OPERATIONS WITH OUR OWN, OUR OPERATING RESULTS WOULD BE HARMED.

     In July 2000, we completed our acquisition of LAN Media Corporation. We Are in the process of integrating LAN Media's operations with our operations. We have no experience integrating acquired operations into our own. We may fail to successfully operate LAN Media or to integrate it with our existing business on schedule or within our budget, which could result in diversion of management time and attention, loss of LAN Media employees, loss of customers and additional expenses.

OUR DEPENDENCE ON XETEL CORPORATION FOR ALL OF OUR MANUFACTURING MAY CAUSE A SIGNIFICANT DELAY IN OUR ABILITY TO FILL ORDERS AND LIMIT OUR ABILITY TO ASSURE PRODUCT QUALITY AND CONTROL COSTS.

     In December 1996, we sold all of our manufacturing operations to XeTel Corporation, a contract manufacturing company headquartered in Austin, Texas. At the same time, we entered into an exclusive manufacturing service agreement under which XeTel is to manufacture all of our products until at least December 2000. We may not be able to negotiate an extension to our XeTel agreement on favorable terms, if at all. We also may not be successful in forming alternative commercially attractive manufacturing arrangements. If we are unable to negotiate an extension or form alternative arrangements, we will be unable to deliver high-quality products to our customers on a timely basis and to adequately control costs.

     In addition, our reliance on XeTel involves several additional risks, including reduced control over manufacturing costs, delivery times, reliability and product quality. In the past, XeTel has suffered inadequate production yields, delays in its shipments and inability to obtain parts, and these events could recur in the future. These events could cause us to experience lost revenues, increased costs and delays in, cancellations or rescheduling of orders or shipments, any of which would harm our business.

BECAUSE OF OUR DEPENDENCE ON SINGLE SUPPLIERS FOR SOME COMPONENTS, WE MAY BE UNABLE TO OBTAIN AN ADEQUATE SUPPLY OF SUCH COMPONENTS, OR WE MAY BE REQUIRED TO PAY HIGHER PRICES OR TO PURCHASE COMPONENTS OF LESSER QUALITY.

     We currently purchase numerous components from single source suppliers for which alternative sources are not readily available. For example, the chipsets used in our products are currently available only from Motorola. Any delay or interruption in the supply of these or other components could impair our ability to deliver our products, harm our reputation and cause a reduction in our revenues. Our single source suppliers could enter into exclusive agreements with our competitors, increase their prices, refuse to sell their products to us or discontinue the products that we purchase. Even to the extent alternative suppliers are available to us, identifying them and entering into arrangements with them is difficult and time consuming, and they may not meet our quality standards. We may not be able to obtain sufficient quantities of required components on the same or substantially the same terms. Additionally, consolidations among our suppliers could result in other sole source suppliers. Any increase in the cost of components that we use in our products could make our products less competitive and lower our margins.

OUR PRODUCTS MAY CONTAIN MANUFACTURING OR DESIGN DEFECTS OR MAY NOT MEET OUR CUSTOMERS' PERFORMANCE CRITERIA, WHICH COULD HARM OUR CUSTOMER RELATIONSHIPS, INDUSTRY REPUTATION, REVENUES AND PROFITABILITY.

     We have experienced manufacturing quality problems with our products in the past and may have similar problems in the future. As a result of these problems, we have replaced components in some products in accordance with our product warranties. Our product warranties typically last usually one to two years. As a result of manufacturing or design defects, we may be required to repair or replace a substantial number of products under our product warranties. Further, our customers may discover latent defects in our products that were not apparent when the warranty period expired. These defects may also cause repair or replacement expenses, the loss of customers or damage to our reputation.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

     We are highly dependent on the technical, management, marketing and sales skills of many of our employees. In addition, we need to attract and retain additional technical and other personnel. Competition for qualified personnel in our industry, and in the San Francisco Bay Area generally, is intense. If we fail to retain our key personnel or to adequately attract and retain additional skilled personnel, our business will be harmed. We cannot assure you that we will be successful in retaining our key employees or that we can attract or retain additional skilled personnel as required. We do not have life insurance on the lives of any of our key employees.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD REDUCE OR ELIMINATE ANY COMPETITIVE ADVANTAGE WE HAVE.

     Our success will depend, in part, on our ability to protect our intellectual property. We rely primarily on a combination of copyright, trademark and trade secret laws to protect our proprietary technologies and processes. We do not have any patents other than four United States patents we acquired as a result of the LAN Media acquisition. Patent, copyright, trademark and trade secret laws may not be sufficient to safeguard the proprietary technology underlying our products. Our existing and future patents, copyrights, trademarks and trade secrets may be challenged, invalidated or circumvented, and may not provide meaningful protection to us. The failure of any of these proprietary rights to provide protection for our technology might make it easier for our competitors to offer similar products.

     We generally enter into confidentiality and assignment of rights to inventions agreements with our employees, and confidentiality and non-disclosure agreements with our business partners, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products and technology without authorization, develop similar technology independently or design around our patents. In addition, effective patent, copyright, trademark and trade secret protection may be unavailable or limited outside of the United States, Europe and Japan. We may not be able to obtain any meaningful intellectual property protection in such countries and territories. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of proprietary rights of others, including our customers. Litigation of this type could result in substantial costs and diversion of our resources.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

THE MARKET FOR COMMUNICATIONS CONTROLLER PRODUCTS IS HIGHLY COMPETITIVE, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD REDUCE OUR REVENUES AND MARGINS.

     We compete directly with traditional vendors of communications controllers, wide area network adapters, specialized communications products, communications software and application-specific communications solutions. We also compete with suppliers of routers, hubs, network interface cards and other data communications products. In the future, we expect competition from companies offering client/server access solutions based on emerging technologies such as switched digital telephone services. In addition, we may encounter increased competition from operating system and network operating system vendors to the extent such vendors include full communications capabilities in their products. We may also encounter future competition from telephony service providers (such as AT&T or the regional Bell operating companies) that may offer communications services through their telephone networks.

     Competition with respect to any of our products could result in price reductions, and therefore reduction of revenues and margins. Many of our current and potential competitors have greater financial, marketing, technical and other resources than we do. We cannot assure you that we will be able to compete successfully with our existing competitors or will be able to compete successfully with new competitors.

IF WE ARE UNABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY, OUR BUSINESS WOULD SUFFER.

     The markets for our products are characterized by rapidly changing technologies, evolving industry standards and frequent new product introductions. Our future success will depend on our ability to enhance our existing products and to introduce new products and features to meet and adapt to changing customer requirements and emerging technologies such as ISDN (Integrated Services Digital Network), Frame Relay, ADSL (Asymmetric Digital Subscriber Line) and ATM (Asynchronous Transfer Mode). We cannot assure you that we will be successful in identifying, developing, manufacturing and marketing new products or enhancing our existing products. In addition, we cannot assure you that services, products or technologies developed by others will not render our products noncompetitive or obsolete.

OUR INDUSTRY IS CHARACTERIZED BY VIGOROUS PROTECTION AND PURSUIT OF INTELLECTUAL PROPERTY RIGHTS. THIS COULD CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY LITIGATION, WHICH COULD SUBJECT US TO LIABILITY, PREVENT US FROM SELLING OUR PRODUCTS AND FORCE US TO REDESIGN OUR PRODUCTS.

     The communications industry is characterized by vigorous protection and pursuit of intellectual property rights. We may receive in the future notices of claims of infringement of other parties' intellectual property rights. As a result of any such claim, we could be required to withdraw products from the market or redesign products offered for sale or under development. Regardless of whether any such claim is resolved in a manner adverse to us, we would likely incur significant costs and diversion of our resources with respect to the defense of such claims. To address any potential claims or actions asserted against us, we may seek to obtain a license under a third party's intellectual property rights. Under such circumstances, a license may not be available on commercially reasonable terms or at all.

                       RISKS ASSOCIATED WITH THIS OFFERING

THE MARKET PRICE FOR OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE YOUR PURCHASE PRICE.

     The market price of our common stock has been subject to wide fluctuations and is likely to be volatile in the future. The market price of our common stock could fluctuate for many reasons, including:

     -- our  financial  performance  or  the  performance  of  our  competitors;

     -- technological innovations or other trends or changes in the communications industry;

     -- the introduction  of  new  products  by  us  or  our  competitors;

     -- the  arrival  or  departure  of  key  personnel;

     -- acquisitions, strategic alliances or joint ventures involving us or our competitors;

     -- changes in estimates of our performance or recommendations by securities analysts;

     -- decisions by major participants in the communications industry not to purchase products from us or to pursue alternative technologies;

     -- decisions by investors to de-emphasize investment categories, groups or strategies that include our company or industry; and

     -- market conditions in the industry, the financial markets and the economy as a whole.

     In addition, stock markets have experienced extreme price and trading volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many high technology companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock. When the market price of a company's stock drops significantly in a short time period, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

DELAWARE LAWS AND PROVISIONS IN OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD DELAY OR PREVENT A CHANGE IN CONTROL.

     We are subject to the Delaware anti-takeover laws, which may delay or deter an acquisition of SBE. These laws prevent us from engaging in a merger or sale of more than 10% of our voting stock with any stockholder, including all affiliates and associates of any stockholder, who owns 15% or more of our outstanding voting stock, for three years following the date that such stockholder acquired 15% or more of our voting stock, unless:

       -- our board of directors approves the transaction where the stockholder acquires 15% or more of our voting stock;

       -- after the transaction where the stockholder acquires 15% or more of our voting stock, the stockholder owns at least 85% of our outstanding voting stock, excluding shares owned by directors, officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in an exchange or tender offer; or

       -- on or after this date, the merger or sale is approved by the board of directors and the holders of at least two thirds of the outstanding voting stock that is not owned by the stockholder.

     In addition, our certificate of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control of management. These provisions include:

       -- a board of directors classified into three classes of directors with staggered three-year terms;

       -- the authority of the board of directors to issue up to 2,000,000 shares of preferred stock, and to determine the price, rights, preferences and privileges of these shares, without stockholder approval;

       -- elimination of the ability of stockholders to act by written consent instead of at a duly called meeting of stockholders; and

       -- the indemnification of officers and directors against losses incurred during investigations and legal proceedings resulting from their service to SBE.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to support operations and to finance the growth and development of our business and we do not anticipate paying cash dividends for the foreseeable future.

                       WHERE YOU CAN GET MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C., as well as at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, NY 10048. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

-     Annual  report  on  Form  10-K  for  the  year  ended  October  31,  1999;

-     Quarterly  report  on  Form  10-Q  for the quarter ended January 31, 2000;

-     Quarterly  report  on  Form  10-Q  for  the  quarter ended April 30, 2000;

-     Quarterly  report  on  Form  10-Q  for  the  quarter  ended July 31, 2000;

-     Current  report  on  Form  8-K,  filed  July  28,  2000;

-     Ammended  report on Form 8-K/A  filed September 27, 2000;

- The proxy statement from our Annual Meeting of Stockholders held on March 23, 2000; and

- The description of the common stock contained in our registration statement on Form 8-A.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                         SBE,  Inc.
                         4550  Norris  Canyon  Road
                         San  Ramon,  CA  94583-1369
                         Attention:  Chief  Financial  Officer
                         (925)  355-2000

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the registration statement. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                              SELLING STOCKHOLDERS

     In connection with our acquisition of LAN Media Corporation, we issued to all of the selling stockholders shares of our common stock, and we agreed to register all of those shares for resale. We also agreed to use reasonable efforts to keep the registration statement effective until the earlier of (a) the date the shares of common stock offered under this prospectus have been sold to the public and (b) January 14, 2001, plus the amount of time, if any, that we suspend the selling stockholders' rights to make sales of their shares. Our registration of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of the shares. The selling stockholders' shares are subject to a restriction on resale that lapses as to 25% of their shares on October 13, 2000, 25% of their shares on January 11, 2000, 25% of their shares on April 10, 2001, and the remainder of their shares on July 14, 2001.

     The following table sets forth certain information regarding the beneficial ownership of our common stock, as of July 31, 2000, by each of the selling stockholders. The information provided in the table below with respect to each selling stockholder has been obtained from that selling stockholder. Except as otherwise disclosed below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, we cannot estimate the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

     Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares,subject to community property laws where applicable. None of the share amounts set forth below represents more than 1% of our outstanding stock as of July 31, 2000, adjusted as required by rules promulgated by the SEC.



                             NUMBER OF           SHARES BEING          SHARES HELD
      SELLING STOCKHOLDER      SHARES               OFFERED             IN ESCROW
---------------------------  ---------           ------------          -----------
Ronald C. Crane               224,838               224,838                 22,484
David R. Boggs                 22,797                22,797                  2,280
William S. Gunn                 1,236                 1,236                    124
David E. DuPuy                 37,667                37,667                  3,767
John Marman                    20,774                20,774                  2,077
Robert Rolla                    8,789                 8,789                    879

     In connection with the LAN Media acquisition, Ronald C. Crane and David R. Boggs entered into employment agreements with us, pursuant to which Mr. Crane serves as Vice President, WAN Engineering, and Mr. Boggs serves as Director, WAN Engineering.

                              PLAN OF DISTRIBUTION

     The shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees and other successors in interest selling shares received from a selling stockholder after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale transfer. Upon receiving notice from a selling stockholder that a donee, pledgee, transferee or other successor in interest intends to sell more than 500 shares, we will file a supplement to this prospectus. The selling stockholders may offer their shares of common stock:

- on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

-     in  the  over-the-counter  market;

-     in  private  transactions;

-     through  options;

-     by  pledge  to  secure  debts  and  other  obligations;  or

-     a  combination  of  any  of  the  above  transactions.

     The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in the sale of shares of common stock described in this prospectus against certain liabilities, including liabilities arising under the Securities Act of 1933.

    Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may elect to not sell the shares they hold. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus. To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     Under the Securities Exchange Act of 1934, any person engaged in a Distribution of the common stock may not simultaneously engage in market-making Activities with respect to the common stock for five business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934,which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

    All expenses of this registration will be paid by us. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws.

                                  LEGAL MATTERS

     For the purpose of this offering, Cooley Godward LLP, San Francisco, California, is giving an opinion as to the validity of the common stock offered by this prospectus.

                                     EXPERTS
     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended October 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

We have not authorized any dealer, sales person or other person to give any information or to make any representations other than those contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where an offer is not permitted. The information in this prospectus is current as of September 27, 2000. You should not assume that this prospectus is accurate as of any other date.



                            316,101 SHARES

                             COMMON STOCK

                              PROSPECTUS

                               SBE, INC.

                           SEPTEMBER 27, 2000



TABLE  OF  CONTENTS                                  PAGE

Prospectus  Summary                                     4
Risk  Factors                                           5
Use  of  Proceeds.                                     10
Dividend  Policy                                       10
Where  You  Can  Find  More  Information               10
Selling  Stockholders                                  11
Plan  of  Distribution                                 12
Legal  Matters.                                        12
Experts.                                               13

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, all of which will be paid by us, in connection with the distribution of our common stock being registered. All amounts are estimated, except the SEC registration fee:


SEC registration fee            $     654
Accounting fees                    10,000
Legal fees and expenses            30,000
Printing and engraving             20,000
Miscellaneous                       5,000
                                    -----
Total                           $  65,654
                                 ========

ITEM  15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.
     As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that (i) we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) we may, in our discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) to the fullest extent permitted by the Delaware General Corporation Law, we are required to advance all expenses incurred by our directors and executive officers in connection with a legal proceeding (subject to certain exceptions),
(iv) the rights conferred in our Bylaws are not exclusive, (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and (vi) we may not retroactively amend the Bylaws provisions relating to indemnity.

     We have entered into agreements with our directors and officers that Require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was our director or officer or any of our affiliated enterprises. Our obligation to indemnify our officers and directors is subject to certain limitations set forth in the indemnification agreements. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

    The selling stockholders have entered into an agreement with us whereby each selling stockholder will severally (but not jointly and pro rata with the other selling stockholders) indemnify and hold harmless our officers and directors against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in this registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such selling shareholder expressly for use in the registration by such selling shareholder, and provided, however, that such selling shareholder shall not be liable for any reimbursement or indemnification thereunder in excess of the gross proceeds (less underwriting discounts and commissions) received by such selling shareholder in the offering. Each selling shareholder will reimburse each officer or director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM  16.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

     Exhibit
     Number    Description  of  Document

     5.1       Opinion of Cooley Godward LLP.
     23.1      Consent of PricewaterhouseCoopers LLP, independent auditors.
     23.2      Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).
     24.1      Power of Attorney.  Reference is made to the signature page.

ITEM  17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the provisions described in Item 15 or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We  hereby  undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on the 27th day of September, 2000.

                                   SBE,  INC.

                                   By:/s/Timothy J. Repp
                                      Timothy J. Repp
                                      Chief Financial Officer
                                      and Vice President, Finance


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE     TITLE     DATE
---------     -----     ----

/s/William B. Heye, Jr.         President, Chief Executive    September 27, 2000
William B. Heye, Jr.            Officer and Director
                               (Principal  Executive  Officer)

/s/Timothy J. Repp              Vice President, Finance,      September 27, 2000
Timothy J. Repp                 Chief Financial Officer and
                                Secretary (Principal Financial
                                and Accounting Officer)

/s/Raimon L. Conlisk            Director, Chairman of the     September 27, 2000
Raimon L. Conlisk               Board


/s/Ronald J. Ritchie            Director                      September 27, 2000
Ronald J. Ritchie


/s/Randall L-W Caudill          Director                      September 27, 2000
Randall L-W. Caudill

                                  EXHIBIT INDEX

Exhibit No.     Description of Document                                Page No.
5.1      Opinion of Cooley Godward LLP                                       19

23.1     Consent of PricewaterhouseCoopers LLP                               20

23.2     Consent of Cooley Godward LLP (reference is made to Exhibit 5.1)    19

24.1     Power of Attorney (reference is made to the signature page)         17